As filed with the Securities and Exchange Commission on March 26, 2012

Registration No. 333-162866

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 3 to

FORM S–1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OFFICEMAX INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	5110	82-0100960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

263 Shuman Blvd.

Naperville, Illinois 60563

(630) 438-7800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Susan Wagner-Fleming

Senior Vice President, Secretary, and Associate General Counsel

OfficeMax Incorporated

263 Shuman Blvd.

Naperville, Illinois 60563

(630) 864-5060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Craig Walker, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $2.50 par value	8,331,722	—	—	—

(1)	The shares of common stock that have been registered have been contributed by the registrant to the master trust (the “Master Trust”), which is the funding vehicle for the Company’s two tax-qualified employee pension benefit plans (the “Plans”), pursuant to a Contribution Agreement dated as of November 3, 2009, and have been registered pursuant to a Registration Rights Agreement dated as of November 3, 2009 between the Company and Evercore Trust Company, N.A., the independent fiduciary of the Master Trust. This registration statement also covers an indeterminate amount of shares of common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of our Restated Certificate of Incorporation, as amended or restated to date.
(2)	The filing fee of $4,776.95 for these shares was previously paid in connection with the initial filing of the registration statement on Form S-1, filed on November 4, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the registration statement on Form S-1 (File No. 333-162866) (the “Registration Statement”), is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on December 16, 2009, to (i) include the information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 24, 2012, in its definitive Proxy Statement on Schedule 14A, filed on March 20, 2012, and in its Current Reports on Form 8-K, filed on February 22, 2012 and March 9, 2012, and (ii) make certain other updating revisions to the information contained herein.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

DATED MARCH 26, 2012

PROSPECTUS

2,771,909 SHARES OF COMMON STOCK, $2.50 PAR VALUE

OFFICEMAX INCORPORATED

We have prepared this prospectus to register for resale 2,771,909 shares of our common stock to allow our master trust (the “Selling Stockholder”), which is the funding vehicle for the Company’s two tax-qualified employee pension benefit plans (the “Plans”), to resell, from time to time, shares of our common stock that we contributed as a voluntary, excess contribution to the Selling Stockholder. The shares of common stock will be held by State Street Bank and Trust, the trustee of the Selling Stockholder, and sold upon instructions from Evercore Trust Company, N.A. (“Evercore”), an independent, third party investment fiduciary appointed to manage the shares of common stock that we contributed to the Selling Stockholder. Evercore will determine the time and manner of sale of the shares of common stock. We will not receive any proceeds from the resale of our common stock by the Selling Stockholder.

You should read this prospectus carefully before you invest in our securities. You should read this prospectus together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “OMX.” The last reported sale price of our common stock on the New York Stock Exchange on March 23, 2012 was $5.86 per share.

Investing in shares of our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks in “Risk Factors” on page 1 of this prospectus.

The complete mailing address and telephone number of our principal executive offices is:

OfficeMax Incorporated

263 Shuman Blvd.

Naperville, Illinois 60563

(630) 438-7800

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March         , 2012.

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

RISK FACTORS

You should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Information Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the other public filings incorporated by reference herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects, are forward-looking statements. You can identify these statements by our use of words such as “may,” “expect,” “believe,” “should,” “plan,” “anticipate” and other similar expressions.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including, without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished. In addition to other factors and matters discussed elsewhere in this prospectus or incorporated by reference, some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

•	the impact of economic conditions, both domestically and abroad that affect consumer and business spending;

•	the actions of our vendors, including changes in the availability and pricing of products and services, and in the terms of sale and changes or interruptions in our supply chain;

•	exposures associated with our proprietary branded products;

•	the activity of competitors and the impact of such activity on customer demand in the office products market;

•	our ability to replace lost sales and make sales through new channels;

•	the risks of foreign operations;

•	the risk of information security compromise; and

•

other operational, economic, political and technological risks and uncertainties and other risk factors set out under “Risk Factors” in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time that affect our operations and it is not possible for management to predict all such factors, nor can it assess the impact of any such factors on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Stockholder of the common stock offered by this prospectus.

We filed this registration statement to register for resale 2,771,909 shares of our common stock so as to allow our master trust (the “Selling Stockholder”), which is the funding vehicle for the Company’s two tax-qualified employee pension benefit plans (the “Plans”), to resell, from time to time, shares of our common stock contributed as a voluntary, excess contribution to the Selling Stockholder.

The net proceeds from any disposition of the shares covered hereby will be received by the Selling Stockholder.

SELLING STOCKHOLDER

We have prepared this prospectus to facilitate the sale by the Selling Stockholder, from time to time, of up to 2,771,909 shares of our common stock, which it acquired pursuant to a Contribution Agreement between us and Evercore Trust Company, N.A. (“Evercore”), the independent fiduciary of the Selling Stockholder. The Selling Stockholder originally acquired 8,331,722 shares pursuant to the Contribution Agreement. The 2,771,909 shares covered by this prospectus represent the number of such shares remaining to be sold as of the date of this prospectus. In connection with the Contribution Agreement, we entered into a Registration Rights Agreement with Evercore, pursuant to which we agreed to use our reasonable commercial efforts to cause the registration statement to be declared effective and to maintain its effectiveness until the earliest of (i) the date on which all of the shares covered by this prospectus are sold, (ii) the date which is 90 days after the date on which the number of shares covered by this prospectus that remain held by the Selling Stockholder is less than one percent of the shares of our common stock then outstanding and (iii) the fifth anniversary of the date of the contribution pursuant to the Contribution Agreement. This prospectus is part of the registration statement filed in satisfaction of our obligations.

The Contribution Agreement and the Registration Rights Agreement are incorporated by reference in this prospectus. Please refer to “Where You Can Find More Information” below for directions on obtaining those documents.

The registration of the resale of these shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the registration statement of which this prospectus forms a part. The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time but is under no obligation to offer or sell any such shares. Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering.

Our Board of Directors (“Board”) has appointed a Retirement Committee, composed of officers of the Company, that oversees administration of the Selling Stockholder. The Retirement Committee has appointed State Street Bank and Trust as the Trustee of the Selling Stockholder. Our Board delegated the responsibility of selecting and supervising investment managers and advisors for the Plans to management, which formed the Retirement Funds Investment Committee (the “RFIC”), also composed of officers of the Company. The RFIC has appointed an independent investment manager to manage the Selling Stockholder’s assets. The Company has engaged Evercore to act as independent fiduciary on behalf of the Selling Stockholder in connection with the contribution of the shares covered by this prospectus. The RFIC has no control over the Selling Stockholder’s day-to-day investment decisions. Certain of the members of the RFIC are participants in the Plans, the assets of which are held in the Selling Stockholder, and as a result will be entitled to certain defined benefits under such Plans upon retirement. The members of the RFIC have no other interest in the Selling Stockholder and do not have any interest in the Selling Stockholder that is different than any other similarly situated participant in the Plans.

2

Security Holdings of Selling Stockholder

The shares offered by this prospectus are the only shares of our common stock owned by the Selling Stockholder as of March 26, 2012.

PLAN OF DISTRIBUTION

The Selling Stockholder may offer the shares from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise. The shares may be sold at prices and on terms then prevailing, at prices related to the then-current market price or at negotiated prices. The shares may be offered in any manner permitted by law, including through brokers, dealers or agents, and directly to one or more purchasers. Sales of the shares may involve:

•	block transactions in which the broker or dealer engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Evercore, the independent, third party investment fiduciary, and the Selling Stockholder will act independently of us with respect to the timing, manner and size of each sale.

The Selling Stockholder may, upon instructions from Evercore, effect such transactions by selling shares of common stock to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of shares for whom they may act as agent in amounts to be negotiated. Such compensation may be received if the broker-dealer acts as either an agent or as a principal. The Selling Stockholder does not expect these discounts or commissions to exceed what is customary in the types of transactions involved. Any offering price, and any discounts or concessions allowed or reallowed or paid to dealers, may be changed from time to time.

The aggregate proceeds to the Selling Stockholder will be the sales price of the shares of common stock, less discounts and commissions, if any.

In offering the shares of common stock covered by this prospectus, the Selling Stockholder and any broker-dealers or agents who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer or agent may be deemed to be underwriting discounts and commissions. We know of no existing arrangements between the Selling Stockholder and any broker-dealer or other agent relating to the sale or distribution of the shares of common stock. We have not engaged any broker-dealer or agent in connection with the distribution of the shares of common stock.

Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

All of the shares of common stock to which this prospectus relates have been listed on the New York Stock Exchange.

DESCRIPTION OF COMMON STOCK

The following summary is not complete. You should refer to the applicable provisions of our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, copies of which are on file with the Securities and Exchange Commission (“SEC”) as exhibits to our previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

3

We are authorized to issue 200,000,000 shares of common stock, $2.50 par value, of which 86,574,354 shares of common stock were issued and outstanding as of March 16, 2012, and 6,364,315 shares were reserved for issuance under our current and former incentive compensation plans and for the conversion of outstanding convertible securities as of March 16, 2012.

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to:

•	one vote on all matters presented to the stockholders, with no cumulative voting rights;

•

receive such dividends at such time and in such amounts as may be declared by the board of directors out of funds legally available therefor (we suspended our cash dividends as of the fourth quarter of 2008, due to the challenging economic environment and to conserve cash); and

•

in the event of our liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of our Series D Preferred Stock shall be entitled, if any, share ratably in our remaining assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are, and all shares to be offered as described in this prospectus will be, fully paid and nonassessable.

All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “OMX”.

LEGAL MATTERS

The validity of the shares to be offered hereby has been passed upon for us by Susan Wagner-Fleming, Senior Vice President, Secretary, and Associate General Counsel of the registrant. Ms. Wagner-Fleming held 15,533 shares of restricted common stock and options to purchase 22,650 shares of common stock as of March 16, 2012.

EXPERTS

The consolidated financial statements of OfficeMax Incorporated and subsidiaries as of December 31, 2011 and December 25, 2010 and for each of the years in the three-year period ended December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

4

You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC’s Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the New York Stock Exchange at 20 Broad Street, New York, New York 10005. We also post our SEC filings on our website, investor.officemax.com .

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein. We incorporate by reference the documents listed below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we filed with the SEC on February 24, 2012;

•	our Current Report on Form 8-K, which we filed with the SEC on February 22, 2012;

•	our Current Report on Form 8-K, which we filed with the SEC March 9, 2012; and

•	our Definitive Proxy Statement on Schedule 14A, which we filed with the SEC on March 20, 2012.

We do not incorporate by reference documents or information furnished to, but not filed with, the SEC.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations Department, OfficeMax Incorporated, 263 Shuman Blvd., Naperville, Illinois 60563, (630) 864-6800. In addition, each document incorporated by reference is readily accessible on our Web site at investor.officemax.com by clicking on “SEC Filings.”

5

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

NYSE Listing fee	$31,243.96
Securities and Exchange Commission fees	$4,776.95
Printing and engraving expenses	$5,000.00
Accountant’s fees and expenses	$20,000.00
Legal fees and expenses	$50,000.00
Miscellaneous	$3,979.09

Total	$115,000.00

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are organized under the Delaware General Corporation Law (“DGCL”) which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

The DGCL further permits a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation, as amended, eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. Our certificate of incorporation, as amended, and by-laws, as amended, provide that we will indemnify our officers and directors to the fullest extent permitted by Delaware law.

In addition, we have entered into an Indemnification Agreement with each of our officers and directors, which states that if the officer or director that is a party to the agreement was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by us or any other party, that the officer or director in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, by reason of (or arising in part out of) any event or occurrence related to the fact that the officer or director is or was our director, employee, agent, or fiduciary or is or was serving at our request as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by the officer or director that is a party to the agreement in any such capacity, we shall indemnify such officer or director to the fullest extent permitted by law against any and all attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal) or preparing to defend, be a witness in, or participate in any claim described above, and judgments, fines, penalties, and amounts paid in settlement of any claim described above, provided that a disinterested member or members of our board of directors has not concluded upon review of the claim that the director or officer party to the agreement would not be permitted to be indemnified under applicable law. Prior to a change in control, as defined in the agreement, the director or officer who is a party to the agreement will not be entitled to indemnification in connection with any claim described above by such officer or director against us or any of our other directors or officers unless we have joined in or consented to the initiation of such claim. In the event of a change in control, as defined in the agreement, other than a change in control which has been approved by a majority of our board of directors who were directors immediately prior to such change in control, then with respect to all matters thereafter arising concerning the rights of the director or officer party to the agreement to indemnity payments and expense advancements under the Indemnification Agreement or any other agreement or any of our bylaws relating to claims for a claim described above, we are required to seek legal advice only from special, independent counsel selected by such officer or director and approved by us.

The foregoing statements are subject to the detailed provisions of the DGCL and our certificate of incorporation, as amended and our bylaws, as amended.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the last three years, the only unregistered securities we have sold were the 8,331,722 shares of common stock, $2.50 par value, that we contributed to the Selling Stockholder on November 3, 2009 pursuant to the Contribution Agreement. We contributed the shares to the Selling Stockholder in consideration of the possible reduction of future funding obligations to the Selling Stockholder. The shares of common stock were valued for the purposes of the contribution at $9.86 per share, or $82,150,778.92 in the aggregate. The shares were issued to the Selling Stockholder in the private placement transaction pursuant to the Contribution Agreement that was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16.	EXHIBITS

See Exhibit Index on page II-7 of this registration statement.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, OfficeMax Incorporated has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on March 26, 2012.

OFFICEMAX INCORPORATED
By:	/s/ RAVICHANDRA K. SALIGRAM
Ravichandra K. Saligram, President, Chief Executive Officer and
Director
Date:	March 26, 2012

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of March, 2012.

(i) Principal Executive Officer:

/s/ RAVICHANDRA K. SALIGRAM	President and Chief Executive Officer
Ravichandra K. Saligram

(ii) Principal Financial Officer:

/s/ BRUCE BESANKO Bruce Besanko	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

(iii) Principal Accounting Officer:

/s/ DEBORAH A. O’CONNOR	Senior Vice President and
Deborah A. O’Connor	Chief Accounting Officer

(iv) Directors:

/s/ V. JAMES MARINO V. James Marino	* Warren F. Bryant

* Joseph M. DePinto	* Rakesh Gangwal

* William J. Montgoris	* Francesca Ruiz de Luzuriaga

/s/ RAVICHANDRA K. SALIGRAM Ravichandra K. Saligram	* David M. Szymanski

*By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Attorney-in-Fact

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

2.1	Asset Purchase Agreement dated July 26, 2004, between Boise Cascade Corporation (now OfficeMax Incorporated), Boise Southern Company, Minidoka Paper Company and Forest Products Holdings, L.L.C., and Boise Land & Timber Corp.	8-K	001-05057	2	7/28/2004

3.1	Conformed Restated Certificate of Incorporation, reflecting all amendments to date	S-1	333-162866	3.1.1	11/4/2009

3.2	Amended and Restated Bylaws, as amended to February 12, 2009	8-K	001-05057	3.1	2/18/2009

4.1(1)	Trust Indenture between Boise Cascade Corporation (now OfficeMax Incorporated) and Morgan Guaranty Trust Company of New York, Trustee, dated October 1, 1985, as amended	S-3	33-5673	4	5/13/1986

4.2	Indenture dated as of December 21, 2004 by and between OMX Timber Finance Investments II, LLC, as the Issuer and Wells Fargo Bank Northwest, N.A., as Trustee.	8-K	001-05057	99.1	9/22/2008

4.3	Indenture dated as of December 21, 2004 by and between OMX Timber Finance Investments I, LLC, as the Issuer and Wells Fargo Bank Northwest, N.A., as Trustee.	S-1/A	333-162866	4.4	12/14/2009

9	Inapplicable

10.1(a)	Paper Purchase Agreement, dated June 25, 2011 between Boise White Paper, L.L.C. and OfficeMax Incorporated	10-Q/A	001-05057	10.8(10)	10/24/2011

10.2	Installment Note for $559,500,000 between Boise Land & Timber, L.L.C. (Maker) and Boise Cascade Corporation (now OfficeMax Incorporated) (Initial Holder) dated October 29, 2004	10-Q	001-05057	10.3	11/9/2004

10.3	Installment Note for $258,000,000 between Boise Land & Timber, L.L.C. (Maker) and Boise Southern Company (Initial Holder) dated October 29, 2004	10-Q	001-05057	10.4	11/9/2004

10.4	Installment Note for $817,500,000 between Boise Land & Timber II, L.L.C. (Maker) and Boise Cascade Corporation (now OfficeMax Incorporated) (Initial Holder) dated October 29, 2004	10-Q	001-05057	10.5	11/9/2004

10.5	Guaranty by Wachovia Corporation dated October 29, 2004	10-Q	001-05057	10.6	11/9/2004

10.6	Guaranty by Lehman Brothers Holdings Inc. dated October 29, 2004	10-Q	001-05057	10.7	11/9/2004

10.7	Registration Rights Agreement among Boise Cascade Corporation (now OfficeMax Incorporated), Forest Products Holdings, L.L.C., and Boise Cascade Holdings, L.L.C. dated October 29, 2004	10-Q	001-05057	10.11	11/9/2004

10.8	Restructuring Agreement and Amendment No. 1 to Securityholders Agreement by and among Boise Cascade Holdings, L.L.C., Boise Cascade, L.L.C., Boise Land & Timber Corp., Forest Product Holdings, L.L.C., OfficeMax Incorporated and Kooskia Investment Corporation	8-K	001-05057	99.1	11/15/2006

10.9	Boise Cascade Holdings, L.L.C. Second Amended and Restated Operating Agreement	8-K	001-05057	99.2	11/16/2006

10.10	Securityholders Agreement among Boise Cascade Corporation (now OfficeMax Incorporated), Forest Products Holdings, L.L.C., and Boise Cascade Holdings, L.L.C., dated October 29, 2004	10-Q	001-05057	10.14	11/9/2004

10.11	Purchase Agreement dated December 13, 2004, between OMX Timber Finance Investments I, LLC, OMX Timber Finance Investments II, LLC, OfficeMax Incorporated, Wachovia Capital Markets, LLC, and Lehman Brothers Inc.	8-K	001-05057	10.1	12/17/2004

10.12	Indemnification Agreement dated December 13, 2004, between Wachovia Corporation, Lehman Brothers Holdings Inc., OMX Timber Finance Investments I, LLC, OMX Timber Finance Investments II, LLC, OfficeMax Incorporated, Wachovia Capital Markets, LLC, Lehman Brothers Inc.	8-K	001-05057	10.2	12/17/2004

10.13†	Executive Savings Deferral Plan	8-K	001-05057	10.2	12/15/2004

10.14†	2005 Deferred Compensation Plan	8-K	001-05057	10 .3	12/15/2004

10.15†	2005 Directors Deferred Compensation Plan	8-K	001-05057	10.4	12/15/2004

10.16†	Directors Compensation Summary Sheet	10-K	001-05057	10.16	2/24/2012

10.17†	Form of OfficeMax Incorporated Nonstatutory Stock Option Agreement	8-K	001-05057	10.1	1/6/2005

10.18†	Executive Life Insurance Program	8-K	001-05057	10.1	2/16/2005

10.18(a)†	Amendment to Executive Life Insurance Program	8-K	001-05057	—	4/21/2009

10.19†	Officer Annual Physical Program	8-K	001-05057	10.2	2/16/2005

10.19(a)†	Amendment to Officer Annual Physical Program	8-K	001-05057	—	2/16/2010

10.20†	Financial Counseling Program	8-K	001-05057	10.3	2/16/2005

10.20(a)†	Amendment to Financial Counseling Program	8-K	001-05057	—	2/16/2010

10.21†	Executive Officer Mandatory Retirement Policy	10-K	001-05057	10.31	3/16/2005

10.22†	1982 Executive Officer Deferred Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.4	3/2/2004

10.23†	Nonbusiness Use of Corporate Aircraft Policy, as amended	10-K	001-05057	10.13	3/14/1994

10.24†	Supplemental Early Retirement Plan for Executive Officers, as amended through September 26, 2003	10-K	001-05057	10.6	3/2/2004

10.25†	Boise Cascade Corporation (now OfficeMax Incorporated) Supplemental Pension Plan, as amended through September 26, 2003	10-K	001-05057	10.7	3/2/2004

10.26†	1980 Split Dollar Life Insurance Plan, as amended through September 25, 2003	10-K	001-05057	10 .10	3/2/2004

10.27†	Form of Directors’ Indemnification Agreement, as revised September 26, 2003	10-K	001-05057	10.15	3/2/2004

10.28(2)†	Deferred Compensation and Benefits Trust, as amended for the Form of Sixth Amendment dated May 1, 2001	10-Q	001-05057	10	11/13/2001

10.29†	Director Stock Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.17	3/2/2004

10.30†	Directors Stock Option Plan, as amended through September 26, 2003	10-K	001-05057	10.18	3/2/2004

10.31†	2001 Key Executive Deferred Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.23	3/2/2004

10.32†	2001 Board of Directors Deferred Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.24	3/2/2004

10.33†	Key Executive Performance Unit Plan, as amended through September 26, 2003	10-K	001-05057	10.25	3/2/2004

10.34†	2003 Director Stock Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.26	3/2/2004

10.35	Amended and Restated Going Public Agreement dated as of May 17, 2005	8-K	001-05057	10.1	5/23/2005

10.36†	Amendment to the OfficeMax Incorporated 2003 Director Stock Compensation Plan	8-K	001-05057	—	2/20/2007

10.37†	Amendment to OfficeMax Incorporated Executive Savings Deferral Plan	8-K	001-05057	99.2	12/14/2005

10.38†	Form of 2006 Restricted Stock Unit Award Agreement	8-K	001-05057	10.2	2/15/2006

10.39†	Form of 2007 Directors’ Restricted Stock Unit Award Agreement	8-K	001-05057	99.3	8/1/2007

10.40	Nondisclosure and Noncompetition Agreement between OfficeMax Incorporated and Mr. Martin dated September 13, 2007	8-K	001-05057	99.4	9/19/2007

10.41†	Form of 2008 Restricted Stock Unit Award Agreement (Performance Based)	8-K	001-05057	99.2	2/26/2008

10.42†	Form of 2008 Restricted Stock Unit Award Agreement (Time Based)	10-Q	001-05057	10.3	5/7/2008

10.43†	Form of 2008 Director Restricted Stock Unit Award Agreement.	8-K	001-05057	99.2	7/29/2008

10.44†	Executive Officer Severance Pay Policy	10-Q	001-05057	10.4	11/6/2008

10.45†	Form of Executive Officer Change in Control Severance Agreement	10-Q	001-05057	10.5	11/6/2008

10.46†	Amendment to OfficeMax Incorporated 2005 Directors Deferred Compensation Plan	10-Q	001-05057	10.6	11/6/2008

10.47†	Form of Amendment of OfficeMax Incorporated Executive Savings Deferral Plan	8-K	001-05057	99.1	1/28/2009

10.48†	Form of 2009 Annual Incentive Award Agreement	8-K	001-05057	99.2	2/18/2009

10.49†	Form of 2009 Restricted Stock Unit Award Agreement (Performance Based)	8-K	001-05057	99.4	2/18/2009

10.50†	Form of 2009 Nonqualified Stock Option Award Agreement	8-K	001-05057	99.5	2/18/2009

10.51†	Bruce Besanko Change in Control Agreement dated February 16, 2009	8-K	001-05057	99.1	3/6/2009

10.52†	Bruce Besanko Nondisclosure and Noncompetition Agreement dated March 2, 2009	8-K	001-05057	99.2	3/6/2009

10.53†	Form of 2009 Director Restricted Stock Unit Award Agreement	8-K	001-05057	99.1	7/28/2009

10.54	Contribution Agreement between OfficeMax Incorporated and Evercore Trust Company, N.A., the independent fiduciary of the Master Trust, dated November 3, 2009	8-K	001-05057	99.1	11/4/2009

10.55	Registration Rights Agreement between OfficeMax Incorporated and Evercore Trust Company, N.A., the independent fiduciary of the Master Trust, dated November 3, 2009	8-K	001-05057	10.1	11/4/2009

10.56†	Transition and Retirement Agreement between Mr. Duncan and OfficeMax Incorporated dated February 11, 2010	8-K	001-05057	99.2	2/16/2010

10.57†	Form of 2010 Nonqualified Stock Option Award Agreement	8-K	001-05057	99.5	2/16/2010

10.58†	2003 OfficeMax Incentive and Performance Plan as amended and restated effective April 14, 2010	DEF 14A	001-05057	Appendix A	3/4/2010

10.59†	Form of 2010 Annual Incentive Award Agreement and form of Annual Incentive Award Agreement issued to Mr. Duncan	10-Q	001-05057	10.3	4/30/2010

10.60†	Form of 2010 Restricted Stock Unit Award Agreement (Performance Based)	10-Q	001-05057	10.4	4/30/2010

10.61†	Form of 2010 Director Restricted Stock Unit Award Agreement	8-K	001-05057	99.2	8/3/2010

10.62†	Form of 2010 Restricted Stock Unit Award Agreement (Time Based)	8-K	001-05057	99.1	8/18/2010

10.63†	Employment Agreement between OfficeMax Incorporated and Ravi Saligram dated October 13, 2010	8-K	001-05057	10.1	10/19/2010

10.64†	Form of Annual Incentive Award Agreement between OfficeMax Incorporated and Ravi Saligram	8-K	001-05057	10.2	10/19/2010

10.65†	Form of 2010 Nonqualified Stock Option Award Agreement between OfficeMax Incorporated and Ravi Saligram (first)	8-K	001-05057	10.3	10/19/2010

10.66†	Form of 2010 Nonqualified Stock Option Award Agreement between OfficeMax Incorporated and Ravi Saligram (second)	8-K	001-05057	10.4	10/19/2010

10.67†	Form of Restricted Stock Unit Award Agreement—Time-Based between OfficeMax Incorporated and Ravi Saligram	8-K	001-05057	10.5	10/19/2010

10.68†	Form of Change in Control Letter Agreement between OfficeMax Incorporated and Ravi Saligram	8-K	001-05057	10.6	10/19/2010

10.69†	Form of Nondisclosure and Fair Competition Agreement between OfficeMax Incorporated and Ravi Saligram	8-K	001-05057	10.7	10/19/2010

10.70†	Form of 2011 Annual Incentive Award Agreement	8-K	001-05057	99.1	2/15/2011

10.71†	Form of 2011 Restricted Stock Unit Award Agreement – Performance Based	8-K	001-05057	99.2	2/15/2011

10.72†	Form of 2011 Nonqualified Stock Option Award Agreement	8-K	001-05057	99.3	2/15/2011

10.73†	Change in Control Agreement dated as of May 2, 2011 between OfficeMax Incorporated and Mr. Michael Lewis	8-K	001-05057	99.1	6/3/2011

10.74†	Restricted Stock Unit Award Agreement – Time Based dated as of May 2, 2011 between office Max Incorporated and Mr. Michael Lewis	8-K	001-05057	99.2	6/3/2011

10.75†	Restricted Stock Unit Award Agreement – Performance Based dated as of May 2, 2011 between office Max Incorporated and Mr. Michael Lewis (first)	8-K	001-05057	99.3	6/3/2011

10.76†	Restricted Stock Unit Award Agreement – Performance Based dated as of May 2, 2011 between office Max Incorporated and Mr. Michael Lewis (second)	8-K	001-05057	99.4	6/3/2011

10.77†	Nonqualified Stock Option Award Agreement dated as of May 2, 2011 between OfficeMax Incorporated and Mr. Michael Lewis	8-K	001-05057	99.5	6/3/2011

10.78†	Nondisclosure and Fair Competition Agreement dated as of May 2, 2011 between OfficeMax Incorporated and Mr. Michael Lewis	8-K	001-05057	99.6	6/3/2011

10.79†	Letter Agreement dated as of May 24, 2011 issued by OfficeMax Incorporated to Mr. Michael Lewis	8-K	001-05057	99.7	6/3/2011

10.80†	Form of 2011 Director Restricted Stock Unit Award Agreement`	8-K	001-05057	99.2	8/2/2011

10.81†	Change in Control Agreement dated as of August 17, 2011 between OfficeMax Incorporated and Mr. Michael MacDonald	8-K	001-05057	99.1	8/23/2011

10.82†	Nondisclosure and Fair Competition Agreement dated as of August 15, 2011 between OfficeMax Incorporated and Mr. Michael MacDonald	8-K	001-05057	99.2	8/23/2011

10.83	Second Amended and Restated Loan and Security Agreement, dated October 7, 2011, by and among the Company, certain of its subsidiaries as borrowers and guarantors, the lender parties thereto, Wells Fargo Bank, National Association as Administrative Agent, Bank of America, N.A. as Syndication Agent and JP Morgan Chase Bank, N.A. as Documentation Agent	8-K	001-05057	99.1	10/14/2011

10.84†	Change in Control Agreement dated as of July 26, 2011 between OfficeMax Incorporated and Mr. Steve Parsons	10-Q	001-05057	10.4	10/28/0011

10.85†	Nondisclosure and Fair Competition Agreement dated as of July 25, 2011 between OfficeMax Incorporated and Mr. Steve Parsons	10-Q	001-05057	10.5	10/28/2011

10.86†	Waiver of Claims and General Release dated December 19, 2011 between Mr. Vero and OfficeMax Incorporated	8-K	001-05057	99.1	12/21/2011

10.87†	Letter to Mr. Vero dated November 4, 2011	8-K	001-05057	99.2	12/21/2011

10.88†	Change in Control Agreement dated as of November 21, 2011 between OfficeMax Incorporated and Mr. Jim Barr	10-K	001-05057	10.88	2/24/2012

10.89†	Nondisclosure and Fair Competition Agreement dated as of November 14, 2011 between OfficeMax Incorporated and Mr. Jim Barr	10-K	001-05057	10.88	2/24/2012

10.90†	2011 Nonqualified Sotck Option Award Agreement dated as of November 14, 2011 between OfficeMax Incorporated and Mr. Jim Barr	10-K	001-05057	10.88	2/24/2012

11	Inapplicable

12	Inapplicable

15	Inapplicable

16	Inapplicable

21	Significant subsidiaries of the registrant	10-K	001-05057	21	02/24/2012

23.1	Consent of KPMG LLP, independent registered public accounting firm					X

23.2	Consent of Susan Wagner-Fleming, Senior Vice President, Secretary, and Associate General Counsel of the registrant (contained in Exhibit 5 opinion)	S-1	333-162866	5.1	11/4/2009

24	Power of Attorney	S-1/A	333-162866	24	3/16/2011

25	Inapplicable

26	Inapplicable

†	Indicates exhibits that constitute management contracts or compensatory plans or arrangements.
(a)	Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1)	The Trust Indenture between Boise Cascade Corporation (now known as OfficeMax Incorporated) and Morgan Guaranty Trust Company of New York, Trustee, dated October 1, 1985, as amended, was filed as exhibit 4 in the Registration Statement on Form S-3 No. 33-5673, filed May 13, 1986. The Trust Indenture has been supplemented on seven occasions as follows: The First Supplemental Indenture, dated December 20, 1989, was filed as exhibit 4.2 in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 No. 33-32584, filed December 20, 1989. The Second Supplemental Indenture, dated August 1, 1990, was filed as exhibit 4.1 in our Current Report on Form 8-K filed on August 10, 1990. The Third Supplemental Indenture, dated December 5, 2001, between Boise Cascade Corporation and BNY Western Trust Company, as trustee, to the Trust Indenture dated as of October 1, 1985, between Boise Cascade Corporation and U.S. Bank Trust National Association (as successor in interest to Morgan Guaranty Trust Company of New York) was filed as exhibit 99.2 in our Current Report on Form 8-K filed on December 10, 2001. The Fourth Supplemental Indenture dated October 21, 2003, between Boise Cascade Corporation and U.S. Bank Trust National Association was filed as exhibit 4.1 in our Current Report on Form 8-K filed on October 20, 2003. The Fifth Supplemental Indenture dated September 16, 2004, among Boise Cascade Corporation, U.S. Bank Trust National Association and BNY Western Trust Company was filed as exhibit 4.1 to our Current Report on Form 8-K filed on September 22, 2004. The Sixth Supplemental Indenture dated October 29, 2004, between OfficeMax Incorporated and U.S. Bank Trust National Association was filed as exhibit 4.1 to our Current Report on Form 8-K filed on November 4, 2004. The Seventh Supplemental Indenture, made as of December 22, 2004, between OfficeMax Incorporated and U.S. Bank Trust National Association was filed as exhibit 4.1 to our Current Report on Form 8-K filed on December 22, 2004. Each of the documents referenced in this footnote is incorporated by reference.
(2)	The Deferred Compensation and Benefits Trust, as amended and restated as of December 13, 1996, was filed as exhibit 10.18 in our Annual Report on Form 10-K for the year ended December 31, 1996. Amendment No. 4, dated July 29, 1999, to the Deferred Compensation and Benefits Trust was filed as exhibit 10.18 in our Annual Report on Form 10-K for the year ended December 31, 1999. Amendment No. 5, dated December 6, 2000, to the Deferred Compensation and Benefits Trust was filed as exhibit 10.18 in our Annual Report on Form 10-K for the year ended December 31, 2000. Amendment No. 6, dated May 1, 2001, to the Deferred Compensation and Benefits Trust was filed as exhibit 10 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. Each of the documents referenced in this footnote is incorporated by reference.